Exhibit 10.14


                                                        4/22, 2003


CareDecision Corporation
Robert Cox
2 Penn Plaza 15th Floor, Ste. 1500-53
New York, NY 10121



Re: Notice of Conversion of Loan under Convertible Loan Agreement


This letter is to notify you that as of April 22, 2003, I, Thomas
Chillemi wish to exercise my option to exercise my option to convert my Loan into shares of CareDecision's common stock pursuant to the Convertible Loan Agreement dated March 28, 2003. I wish to convert the loan in full.



Respectfully,


/s/ Thomas Chillemi
Lender